Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C., SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of NNRF, Inc. ("Company") on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof ("Report"), J. Holt Smith, President and Director (“Principal Executive Officer”), and J.P. Todd Sinclair (“Principal Financial and Accounting Officer”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 15, 2008	/s/ J. Holt Smith
J. Holt Smith
President and Director
(Principal Executive Officer)

Dated: April 15, 2008	/s/ J.P. Todd Sinclair
J. P. Todd Sinclair
Chief Financial Officer
(Principal Financial and Accounting Officer)